As filed with the Securities and Exchange Commission on December 2, 1998
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       ARTERIAL VASCULAR ENGINEERING, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                         94-3144218
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                                3576 Unocal Place
                          Santa Rosa, California 95403

                    (Address of principal executive offices)


                           1996 Equity Incentive Plan

                            (Full title of the plan)


                               Lawrence J. Fassler
                        Vice President of Legal Affairs,
                          General Counsel and Secretary
                       Arterial Vascular Engineering, Inc.
                                3576 Unocal Place
                          Santa Rosa, California 95403
                                 (707) 525-0111

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                                   CALCULATION OF REGISTRATION FEE

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========================== ====================== ========================== =========================== ===========================
                                                      Proposed Maximum            Proposed Maximum
 Title of Securities to        Amount to be       Offering Price Per Share    Aggregate Offering Price           Amount of
      be Registered             Registered                   (1)                        (1)                   Registration Fee
========================== ====================== ========================== =========================== ===========================
Stock Options and Common
Stock (par value $.001)         3,000,000                 $30.9375                   $92,812,500.00              $25,801.88
========================== ====================== ========================== =========================== ===========================

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
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based upon $30.9375, the average of the high and the low prices of Registrant's Common Stock on November 25, 1998, as reported on the Nasdaq National Market.

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

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
          REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-3254, 333-3468,
                            333-22089, and 333-39777

         The contents of Registration Statements on Form S-8 Nos. 333-3254, 333-3468, 333-22089 and 333-39777, respectively, filed with the Securities and Exchange Commission on April 5, 1996, April 11, 1996, February 20, 1997 and November 7, 1997, respectively, are incorporated by reference herein with such modifications as are set forth below.

Item 5.  Interests of Named Experts and Counsel

         Lawrence J. Fassler, Vice President of Legal Affairs, General Counsel and Secretary of the Company, whose opinion is included herewith as Exhibit 5, holds 33,200 shares of common stock of the Company and holds options to purchase an additional 51,125 shares of common stock of the Company as of December 2, 1998, none of which were exercisable as of such date.


                                    EXHIBITS


Exhibit
Number
------
5                 Opinion of Lawrence J. Fassler

23.1              Consent of Ernst & Young LLP, Independent Auditors

23.2              Consent of Lawrence J. Fassler (included in Exhibit 5)

24                Power of Attorney (contained on the signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on December 2, 1998.


                                      ARTERIAL VASCULAR ENGINEERING, INC.


                                      By: /s/ Scott J. Solano
                                          --------------------------------------
                                          Scott J. Solano
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott J. Solano and Lawrence J. Fassler, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                        Title                                    Date


/s/ Scott J. Solano                   President, Chief Executive Officer          December 2, 1998
---------------------------------     and Director (Principal Executive
Scott J. Solano                       Officer)



/s/ John D. Miller                    Chief Financial Officer,                    December 2, 1998
---------------------------------     Treasurer and Director
John D. Miller                        (Principal Financial and
                                      Accounting Officer)

/s/ Craig E. Dauchy                   Director                                    December 2, 1998
---------------------------------
Craig E. Dauchy



/s/ George B. Borkow                  Director                                    December 2, 1998
---------------------------------
George B. Borkow

                                    EXHIBITS


Exhibit
Number
------
5                 Opinion of Lawrence J. Fassler

23.1              Consent of Ernst & Young LLP, Independent Auditors

23.2              Consent of Lawrence J. Fassler (included in Exhibit 5)

24                Power of Attorney  (contained on the signature page)